FOR IMMEDIATE RELEASE
AMAG Announces Management Changes and New Commercial Appointments

WALTHAM, Mass., March 6, 2017 (GLOBE NEWSWIRE) – AMAG Pharmaceuticals, Inc. (NASDAQ:AMAG) today announced changes to the company’s executive and commercial leadership teams, including that Frank Thomas, president and chief operating officer, intends to transition out of the organization on April 30, 2017. Following this transition, Ted Myles, chief financial officer, and Joseph Vittiglio, general counsel, along with AMAG’s business development function, will report directly to William Heiden, chief executive officer of AMAG. Mr. Vittiglio joined AMAG as chief counsel in August 2015, and Mr. Myles joined the company as chief financial officer in April 2016.

“I would like to thank Frank for all of his contributions to AMAG where he has been an effective leader for the past six years, helping to build and implement our successful growth and portfolio expansion strategy,” said William Heiden. “I am especially grateful for the strong team he has helped put in place to execute on AMAG’s next stage of growth.”

“It has been my honor to help lead AMAG through an exciting period of growth and change. I am very proud of everything we accomplished – from both a business and patient perspective, and I am thankful for the opportunity to work alongside Bill and such a passionate group of employees over the years,” said Mr. Thomas. “Implementation of the company’s strategic plan is on track, the management team is strong, and it’s the right time for me to step aside, spend some time with my family and pursue the next chapter in my career.”

AMAG also announced key commercial leadership moves to drive future growth in maternal and women’s health, following the company’s recently announced licensing transactions for IntrarosaTM (prasterone) and bremelanotide.

Paul Williams, who currently leads the company’s maternal health organization, has been appointed to lead AMAG’s newly created women’s health business. Mr. Williams, who joined AMAG in 2014, will be responsible for the launch and commercialization of Intrarosa, as well as the potential launch of bremalanotide in early 2019.

Mary Trout, who joined AMAG in 2015 as part of the CBR acquisition and successfully led the integrated maternal health field sales force to achieve record sales for Makena over the past two years, has been promoted to senior vice president of sales and marketing, maternal health. In her new role, Ms. Trout will lead AMAG’s maternal health commercial functions.

Both Mr. Williams and Ms. Trout will report to Nik Grund, AMAG’s chief commercial officer.

About AMAG
AMAG is a biopharmaceutical company focused on developing and delivering important therapeutics, conducting clinical research in areas of unmet need and creating education and support programs for the patients and families we serve. Our currently marketed products support the health of patients in the areas of women's health, anemia management and cancer supportive care. Through CBR®, we also help families to preserve newborn stem cells, which are used today in transplant medicine for certain cancers and blood, immune and metabolic disorders, and have the potential to play a valuable role in the ongoing development of regenerative medicine. For additional company information, please visit www.amagpharma.com.

Forward-Looking Statements

This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, beliefs regarding the ability of AMAG’s current team to execute its next stage of growth, beliefs that the implementation of AMAG’s strategic plan is on track and expectations that the commercial leadership changes will drive future growth in maternal and women’s health are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, risks identified in AMAG’s Securities and Exchange Commission (“SEC”) filings, including its Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent filings with the SEC. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc. Makena® is a registered trademark of AMAG Pharmaceuticals IP, Ltd. Cord Blood Registry® is a registered trademark of CBR Systems, Inc. RekyndaTM is a trademark of Palatin Technologies, Inc. IntrarosaTM is a trademark of Endoceutics, Inc.

CONTACTS:
Investors:
Linda Lennox
Vice President, Investor Relations
908-627-3424

Media:
Katie Payne
Vice President, External Affairs
202-669-6786

2